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                                                                    EXHIBIT 10.1

                      CDW HOLDING CORPORATION STOCK PURCHASE PLAN
                      -------------------------------------------

               Section 1.  Purpose
               -------------------

               The purpose of this CDW Holding Corporation Stock Purchase Plan is to incentivize eligible employees to foster and promote the long-term financial success of Holding and the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in Holding and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

               Section 2.  Definitions
               -----------------------

               2.1.  Definitions.  Whenever used herein, the
                     -----------
following terms shall have the respective meanings set forth below:

               (1) "Active Employment" means active employment with Holding or any direct or indirect subsidiary of Holding.

               (2) "Board" means the Board of Directors of Holding.

               (3) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

               (4) "Cause" means (i) the willful failure by the Participant substantially to perform his employment-related duties (other than any such failure due to physical or mental illness) after a demand for substantial
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        performance is delivered to the Participant by the Board,
        which notice identifies the manner in which the Board believes that the Participant has not substantially performed his employment-related duties, (ii) the engaging by the Participant in willful and serious misconduct that is injurious to the Company or any of its affiliates,
        (iii) the conviction of the Participant of, or the entering by the Participant of a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates or (v) the breach by the Participant of his obligations pursuant to the "take-along" provisions of any Subscription Agreement to which he is or becomes a party, as contemplated by Section 9 hereof.

               (5) "Common Stock" means the Class A Common Stock, par value $.01 per share, of Holding.

               (6) "Company" means WESCO Distribution, Inc., a Delaware corporation, and any successor thereto.

               (7) "Effective Date" means June 15, 1994.

               (8) "Employee" means any executive or senior officer or other executive or key employee of Holding, the Company or any Subsidiary.

               (9) "First Option Period" shall have the meaning set forth in
        Section 8.1 hereof.

               (10) "First Refusal Period" shall have the meaning set forth in
        Section 7.1 hereof.

               (11) "Holding" means CDW Holding Corporation, a Delaware corporation, and any successor thereto.

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               (12) "Offer Price" shall have the meaning set forth in Section
        7.1 hereof.

               (13) "Offer Terms" shall have the meaning set forth in Section
        7.1 hereof.

               (14) "Participant" means any Employee designated by the Board to participate in the Plan.

               (15) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or Holding to advise the Board.

               (16) "Plan" means this CDW Holding Corporation Stock Purchase
        Plan.

               (17) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

               (18) "Refusal Rights" shall have the meaning set forth in Section
        7.3 hereof.

               (19) "Retirement" means a Participant's retirement at age 65 or later.

               (20) "Second Option Period" shall have the meaning set forth in
        Section 8.2 hereof.

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               (21) "Second Refusal Period" shall have the meaning set forth in
        Section 8.2 hereof.

               (22) "Shares" means the shares of Common Stock acquired by a Participant pursuant to the Plan.

               (23) "Subscription Agreement" means a management stock subscription agreement between Holding and the Participant embodying the terms of any stock purchase made pursuant to the Plan, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

               (24) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company or Holding.

               (25) "Unforeseen Personal Hardship" means financial hardship arising from (i) extraordinary medical expenses or other expenses directly related to illness or disability of a Participant, a member of such Participant's immediate family or one of such Participant's parents or (ii) payments necessary or required to prevent the eviction of such Participant from such Participant's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on Holding and such Participant.

               (26) "Westinghouse" means Westinghouse Electric Corporation, a Pennsylvania corporation.

               2.2. Gender and Number. Except when otherwise indicated by the
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context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

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               Section 3.  Eligibility and Participation
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               Participants in the Plan shall be those Employees selected by the
Board to participate in the Plan by reason of their expected contribution to the growth and success of Holding, the Company and their Subsidiaries. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

               Section 4. Powers of the Board
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               4.1. Power to Grant. The Board shall determine the Participants
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to whom offers to purchase Common Stock under the Plan shall be made and the terms and conditions of any and all such offers made to Participants. In making such determination, the Board shall give due consideration for such factors as it deems appropriate, including, without limitation, the performance of the Company, any Employee and/or such Employee's business unit.

               4.2. Administration. The Board shall be responsible for the
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administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of Holding and the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

               4.3  Delegation by the Board.  All of the powers,
                    -----------------------
duties and responsibilities of the Board specified in this

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Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

               Section 5.  Shares of Common Stock Subject to Plan
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               5.1. Number. Subject to the provisions of Section 5.2, the
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maximum number of shares of Common Stock subject to offers made under the Plan may not exceed 35,000. The shares of Common Stock to be delivered upon the purchase of any Common Stock under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

               5.2. Adjustment in Capitalization. The number of shares of Common
                    ----------------------------
Stock available for issuance under the Plan may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of Holding.

               Section 6.  Terms of Offers to
               Purchase Common Stock
               ------------------------------

               6.1. Offers to Purchase Common Stock. Offers to purchase Common
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Stock may be made to Participants at such time or times as shall be determined by the Board. Each purchase of Common Stock by a Participant shall be made pursuant to a Subscription Agreement that shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters. Unless otherwise determined by the Board, such Subscription Agreement shall also state that in respect of any Shares purchased by the Participant pursuant to such Subscription Agreement the Participant is entitled to the benefits of and bound by the obligations set forth in the Registration and

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Participation Agreement, dated as of February 28, 1994, among Holding, C&D Fund
IV, Westinghouse and Roy W. Haley (as the same may be amended, waived, modified or supplemented from time to time) to the extent set forth in such Subscription Agreement.

               6.2.  Purchase Price.  The purchase price per
                     --------------
share of Common Stock to be purchased under the Plan shall be determined by the Board.

               Section 7.  Options of Holding and the
               CD&R Fund Upon Proposed Disposition
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               7.1. Holding's Right of First Refusal. Unless otherwise provided
                    --------------------------------
in the Subscription Agreement or otherwise determined by the Board, if a Participant desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board or the Executive Committee thereof) from any prospective purchaser to purchase all or any part of the Shares at any time owned by the Participant, the Participant shall give notice in writing to Holding and the C&D Fund (i) designating the number of such Shares proposed to be sold, (ii) naming the prospective purchaser of such Shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which the Participant desires to sell the same. During the 30-day period following receipt of such notice by Holding and the C&D Fund (the "First Refusal Period"), Holding shall have the right to purchase from the Participant the Shares specified in such notice, at the Offer Price and on the Offer Terms.

               7.2. C&D Fund's Right of First Refusal. Unless otherwise provided
                    ---------------------------------
in the Subscription Agreement or otherwise determined by the Board, if Holding fails to exercise the rights described in Section 7.1 within the First Refusal Period, the C&D Fund shall have the right to purchase the Shares specified in the notice from the Participant, at the

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Offer Price and on the Offer Terms, at any time during the period beginning at the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the C&D Fund of written notice that Holding has elected not to exercise its right and ending 30 days thereafter (the "Second Refusal Period").

               7.3. Exercise of Right of Refusal. Unless otherwise provided in
                    ----------------------------
the Subscription Agreement or otherwise determined by the Board, the rights provided under Sections 7.1 and 7.2 hereof (the "Refusal Rights") shall be exercised by written notice to the Participant given at any time during the applicable period.

               7.4. Participant's Right to Sell. Unless otherwise provided in
                    ---------------------------
the Subscription Agreement or otherwise determined by the Board, if neither Holding nor the C&D Fund exercise its Refusal Right prior to the expiration of the Second Refusal Period, then at any time during the 60 days following the expiration of the Second Refusal Period, subject to such terms and conditions as shall be set forth in the applicable Subscription Agreement, the Participant may sell such Shares to (but only to) the intended purchaser named in his notice to Holding and the C&D Fund at the Offer Price and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of all rights and benefits set forth in, the Plan or the applicable Subscription Agreement, except as provided in such Subscription Agreement.

               Section 8.  Options Effective on Termination
               of Employment or Unforeseen Personal
               Hardship of the Participant
               ---------------------------------------------

               8.1. Rights of Holding Upon Termination of Employment. Unless
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otherwise provided in the Subscription Agreement or otherwise determined by the
Board, if the Participant's Active Employment is terminated for any reason whatsoever, Holding shall have an option to purchase all

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(but not less than all) of the Shares then held by the Participant (or, if his employment was terminated by his death, his estate) and shall have 30 days from the date of the Participant's termination (such 30-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Participant (or his estate) of its election to exercise or not to exercise such option.

               8.2. Rights of C&D Fund Upon Termination of Employment. Unless
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otherwise provided in the Subscription Agreement or otherwise determined by the
Board, if Holding fails to give notice that it intends to exercise the option described in Section 8.1 within the First Option Period, the C&D Fund shall have the right to purchase all (but not less than all) of the Shares then held by the Participant (or his estate) and shall have until the expiration of the earlier of (x) 30 days following the end of the First Option Period, or (y) 30 days from the date of receipt by the C&D Fund of written notice that Holding does not intend to exercise such option (such 30-day period being hereinafter referred to as the "Second Option Period"), to give notice in writing to the Participant (or his estate) of the C&D Fund's exercise of its option.

               8.3. Participant's Right to Sell. Unless otherwise provided in the Subscription Agreement or otherwise determined by the Board, (a) if the options of Holding and the C&D Fund to purchase the Participant's Shares are not exercised as contemplated by this Section 8, then, subject to such terms and conditions as shall be set forth in the applicable Subscription Agreement, the Participant (or his estate) shall be entitled to retain the Shares which could have been acquired on exercise thereof, and (b) if Holding and the C&D Fund have failed to exercise their respective options as contemplated by this Section 8 within the time periods specified herein, and if the Participant's Active Employment with each of Holding and any direct and indirect subsidiaries of Holding that employ the Participant is terminated (A) by such employer or employers without Cause,

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(B) by the Participant by Retirement at Normal Retirement Age, or (C) by reason of Permanent Disability or death, then on notice from the Participant (or his estate) in writing and delivered to Holding within 30 days following the end of the Second Option Period, Holding shall purchase all (but not less than all) of the Shares then held by the Participant (or his estate). The foregoing right of a Participant to require Holding to repurchase any Shares shall be subject to Holding having the ability to do so under Delaware law and, unless otherwise provided in the Subscription Agreement or otherwise determined by the Board, under the terms of its financing arrangements.

               8.4. Unforeseen Personal Hardship. The Board may provide, in any
                    ----------------------------
Subscription Agreement, that in the event that the Participant, while in the employment of Holding or any Subsidiary, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Participant that Holding repurchase the Participant's Shares at a price determined in accordance with the applicable Subscrip tion Agreement, but Holding shall have no obligation to repurchase such Shares.

               Section 9.  Take-Along Rights
               -----------------------------

               9.1. Take-Along Notice. Unless otherwise provided in the
                    -----------------
Subscription Agreement or otherwise determined by the Board, so long as the C&D Fund holds a number of shares of Common Stock equal to at least one-third of the Common Stock originally purchased by the C&D Fund at the closing of the acquisition of the Company (exclusive of shares purchased under the Capital Call Agreement, dated as of February 28, 1994, among Holding, the C&D Fund and Barclays Business Credit, Inc.), if the C&D Fund intends to effect a sale of all of its shares of Common Stock to a third party (a "100% Buyer") and elects to exercise its rights under this Section 9, the C&D Fund shall deliver written notice (a "Take-Along Notice") to the Participant, which notice shall (a) state
(i) that the C&D Fund wishes to exercise its

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rights under this Section 9 with respect to such transfer, (ii) the name and address of the 100% Buyer, (iii) the per share amount and form of consideration the C&D Fund proposes to receive for its shares of Common Stock and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer, (b) contain an offer (the "Take-Along Offer") by the 100% Buyer to purchase from the Participant all of its Shares on and subject to the same terms and conditions offered to the C&D Fund and (c) state the anticipated time and place of the closing of the purchase and sale of the shares (a "Section 9 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Take-Along Notice is delivered, provided that if such Section 9
                                              --------
Closing shall not occur prior to the expiration of such 90-day period, the C&D Fund shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer.

               9.2. Conditions to Take-Along. Unless otherwise provided in the
                    ------------------------
Subscription Agreement or otherwise determined by the Board, upon delivery of a Take-Along Notice, the Participant shall have the obligation to transfer all of its Shares pursuant to the Take-Along Offer, as the same may be modified from time to time, provided that the C&D Fund transfers all of its Shares to the 100% Buyer at the Section 9 Closing.

               9.3. Remedies. Unless otherwise provided in the Subscription
                    --------
Agreement or otherwise determined by the Board, the Participant shall acknowledge that the C&D Fund would be irreparably damaged in the event of a breach or a threatened breach by the Participant of any of its obligations under this Section 9 and the Participant shall agree that, in the event of a breach or a threatened breach by the Participant of any such obligation, the C&D Fund shall, in addition to any other rights and remedies available to it, in respect of such breach, be entitled to an injunction from a court of competent jurisdiction granting it specific performance by the Participant of its obligations under this Section 9.

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               Section 10.  Amendment, Modification,
               and Termination of the Plan
               -------------------------------------

               The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect the rights of any Participant with respect to any Shares purchased hereunder by such Participant prior to such action unless such Participant consents. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

               Section 11.  Miscellaneous Provisions
               -------------------------------------

               11.1. Public Offering. Unless otherwise provided in the
                     ---------------
Subscription Agreement or otherwise determined by the Board, (a) in the event that a Public Offering has been consummated, neither Holding nor the C&D Fund shall have any rights or obligations to purchase Shares from the Participant as contemplated by Sections 7 and 8, nor shall any Participant have any obligation to sell his Shares as contemplated by Section 9, and (b) Section 7 shall not apply to a sale of Shares that is part of a Public Offering.

               11.2. No Guarantee of Employment or Participation. Nothing in
                     -------------------------------------------
the Plan or in any Subscription Agreement shall interfere with or limit in any way the right of Hold ing, the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of Holding, the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant.

               11.3.  Indemnification.  Each person who is or
                      ---------------
shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company and Holding to the fullest extent permitted by law

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from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with Holding's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give Holding an opportunity, at its own expense, to
--------
defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under Holding's or the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

               11.4. No Limitation on Compensation. Nothing in the Plan shall be
                     -----------------------------
construed to limit the right of Holding, the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

               11.5. Requirements of Law. The offer, sale and issuance of shares
                     -------------------
of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No such offers or sales shall be made under the Plan, and no shares of Common Stock shall be issued under the Plan, if such offer, sale or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

               11.6. Freedom of Action. Subject to Section 10, nothing in the
                     -----------------
Plan or any Subscription Agreement shall be construed as limiting or preventing Holding, the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

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               11.7. Term of Plan. The Plan shall be effective as of the
                     ------------
Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to Section 10, until the earlier of the fifth anniversary of the Effective Date and the date on which all shares of Common Stock to be offered pursuant to Section 5 of the Plan have been issued.

               11.8. No Voting Rights. Except as otherwise required by law, no
                     ----------------
Participant under the Plan shall have any right to vote on any matter submitted to Holding's stockholders until such time as he has purchased shares of Common Stock under the Plan and become a stockholder of Holding.

               11.9. Governing Law. The Plan, and all agreements hereunder,
                     -------------
shall be governed by and construed in accordance with the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

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